UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
October 25, 2006 (October 23, 2006)
Date of Report (Date of earliest event reported)
Kansas City Southern de México, S.A. de C.V.
(formerly known as TFM, S.A. de C.V.)
(Exact Name of Registrant as Specified in Its Charter)

Mexico	333-08322	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Montes Urales 625
Lomas de Chapultepec
11000 México, D.F.
México
(Address of Principal Executive Offices)
+ (5255) 9178-5836
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Event.
Cash Tender Offer and Concurrent Consent Solicitation. On October 23, 2006, KCSM commenced a cash tender offer and a concurrent consent solicitation for any and all outstanding $150,000,000 aggregate principal amount 10.25% Senior Notes due 2007 (the “Notes”). The terms and conditions are set forth in the Offer to Purchase and Consent Solicitation Statement dated October 23, 2006 (the “Statement”).
The tender offer will expire at midnight, New York City time, on November 20, 2006, unless extended or earlier terminated (such date and time is referred to as the “Expiration Date”). Concurrently with the tender offer, KCSM is also soliciting consents for amendments to the indenture under which the Notes were issued. Once effective, the amendments to the indenture will remove many of the restrictive covenants contained in the indenture and the Notes. The consent solicitation will expire at 5:00 p.m., New York City time, on November 3, 2006, unless extended (such date and time referred to as the “Consent Date”).
The total consideration for Notes validly tendered and accepted for payment pursuant to the tender offer and consents validly delivered pursuant to the solicitation on or prior to the Consent Date will be equal to the present value on the settlement date of all future cash flows on the Notes to the maturity date, calculated in accordance with standard market practice, based on the assumptions that the Notes would be redeemed in full at $1,000 per $1,000 principal amount of Notes on the maturity date and that the yield to the maturity date is equal to the sum of (i) the yield on the 3.50% U.S. Treasury Note due May 31, 2007 (the “Reference Security”), as calculated by Morgan Stanley & Co. Incorporated in accordance with standard market practice, based on the bid-side price for the Reference Security, as of 2:00 p.m., New York City time, on November 3, 2006, the tenth business day immediately preceding the scheduled Expiration Date, as displayed on the Bloomberg Government Bondtrader, Page BBT3 (or any recognized quotation source selected by Morgan Stanley & Co. Incorporated in its discretion if the Bloomberg Government Bondtrader is not available or is manifestly erroneous), plus (ii) 50 basis points, minus accrued and unpaid interest from and including the last interest payment date, to, but not including, the settlement date (the “Total Consideration”).
Holders whose Notes are validly tendered and accepted for payment pursuant to the tender offer on or prior to the Expiration Date but after the Consent Date will be eligible to receive the Total Consideration less a consent payment of $30.00 per $1,000 principal amount of Notes tendered. The holder of each Note tendered and accepted for payment will receive accrued interest, if any, up to, but not including, the applicable settlement date.
Following the Expiration Date, the Company intends to satisfy and discharge its obligations under the Notes and the indenture which governs the Notes with respect to any Notes not validly tendered pursuant to the Statement, in accordance with Section 8.01(ii) of the indenture.
Item 9.01 Financial Statements and Exhibits
Exhibits
99.1     Press release dated October 23, 2006, issued by Kansas City Southern.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern de México, S.A. de C.V.

October 25, 2006	By:	/s/ Patrick J. Ottensmeyer

Patrick J. Ottensmeyer
Chief Financial Officer